Exhibit 3.1

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

INERGY, L.P.

The undersigned general partners of Inergy, L.P., a Delaware limited partnership (the “Partnership”) do hereby adopt the following Certificate of Correction:

I.        The Certificate of Limited Partnership (the “Certificate”) was filed by the Secretary of State of Delaware on March 7, 2001, and the Certificate requires correction as permitted by Section 17-213 of the Delaware Revised Uniform Limited Partnership Act (the “Act”).

II.    The inaccuracies or defects of the Certificate are as follows:

(a)    At the time of the formation of the Partnership, there were two general partners, a Managing General Partner and a Non-Managing General Partner. Only the Managing General Partner executed the Certificate, although Section 17-201(a) of the Act requires the Non-Managing General Partner to also execute the Certificate.

(b)    No business, residence or mailing address for the Non-Managing General Partner was specified in the Certificate, although such address was required pursuant to Section 17-200(a)(3) of the Act.

III.    Section 3 of the Certificate is corrected to read as follows:

3.    General Partners. The name and the business, residence or mailing address of the general partners are:

Inergy GP, LLC

2 Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Inergy Partners, LLC

2 Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

IN WITNESS WHEREOF, this Certificate of Correction has been executed and acknowledged on behalf of the Partnership by both of its general partners as of March 4, 2003 for the purpose of filing this Certificate of Correction as well as correcting the fact that only the Managing General Partner signed the Certificate.

INERGY GP, LLC		INERGY PARTNERS, LLC

By:	/s/ JOHN J. SHERMAN	By:	/s/ JOHN J. SHERMAN
	John J. Sherman, President		John J. Sherman, President

CERTIFICATE OF LIMITED PARTNERSHIP OF INERGY, L.P.

This Certificate of Limited Partnership, dated March 7, 2001, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.    NAME. The name of the limited partnership is “Inergy, L.P.”

2.    REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 17-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3.    GENERAL PARTNER. The name and the business, residence or mailing address of the general partner are:

Inergy GP, LLC

1101 Walnut, Suite 1500

Kansas City, Missouri 64106

EXECUTED as of the date written first above.

INERGY GP, LLC

By:	/s/ JOHN J. SHERMAN
Name: Title:	John J. Sherman President

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